For more information, please contact:
AmTrust Financial Services, Inc.
Mr. Hilly Gross	Mr. Ronald Pipoly
Vice President, Investor Relations	Chief Financial Officer
212.220.7120 x7023	216.328.6116
hgross@amtrustgroup.com	rpipoly@amtrustgroup.com

For immediate release
November 22, 2006

AMTRUST FINANCIAL SERVICES TO PRESENT AT 2006 FBR INVESTOR CONFERENCE

(New York, November 22, 2006) - AmTrust Financial Services Inc. (Nasdaq: AFSI) announced today that the Company’s senior management will provide a business update at the Friedman Billings Ramsey (FBR) Investor Conference, to be held on November 29, 2006 at 10:45 AM ET at the Grand Hyatt Hotel in New York City.

The business update presentation will be webcast live and can be accessed at the following FBR direct conference link: http://www.wsw.com/webcast/fbr16/afsi/.

The webcast will be archived for 30 days following the live presentation and can be accessed through the same conference Internet link, as well as via the Company’s website: http://ir.amtrustgroup.com

About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., headquartered in New York City, is a multinational specialty property and casualty holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers’ compensation, commercial automobile and general liability; extended service and warranty coverage. For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at 866.203.3037.

###